Exhibit 99.1

FOR IMMEDIATE RELEASE

Emdeon To Rebrand as Change Healthcare

New brand strategy reflects the company’s evolution towards more value-based solutions for its diverse customer base

NASHVILLE, Tenn. (September 3, 2015) — Emdeon, one of the largest, independent healthcare technology companies providing software and analytics, connectivity, communications, payments, consumer engagement and workflow optimization solutions, today announced that the company will rebrand as “Change Healthcare” to better reflect its diverse capabilities and solutions. The rebranding will begin in the fourth quarter of this year.

“The decision to evolve our brand reflects our significant and exciting business transformation over the past three years” said Neil de Crescenzo, Chief Executive Officer and President of Emdeon. “Today we serve virtually all constituencies in the healthcare system. It is critical that our brand reflects the full breadth and depth of our innovation and capabilities.”

Beginning in the fourth quarter of 2015, Emdeon and its associated business units will begin the migration of aligning under the Change Healthcare brand. These businesses include Chamberlin Edmonds and Associates, a technology-enabled provider of eligibility and enrollment solutions to healthcare providers; EquiClaim and TC3, which provide payment integrity analytics to healthcare payers; Goold Health Systems, a technology-enabled provider of pharmacy benefit services primarily to state Medicaid agencies; HTMS, a management consulting company providing business and technology services for the healthcare market; and the recently acquired Altegra Health, a national provider of technology and intervention platforms that combine data aggregation and analytics with unique member engagement and reporting capabilities to achieve actionable insights and improved management for value-based healthcare. The company’s current Change Healthcare business, a healthcare consumer engagement and transparency solutions provider acquired in November 2014, will also be rebranded as part of this initiative.

Working together, the businesses of the new Change Healthcare will enable smarter healthcare. The company’s solutions deliver integrated capabilities which enable customers to obtain actionable insights, collaboratively exchange mission-critical information, optimize revenue opportunities, control costs, increase cash flow and efficiently manage complex healthcare workflows. The foundation of these solutions is the company’s Intelligent Healthcare Network™, which facilitates the capture and standardization of healthcare data seamlessly in the customer’s workflow. This intelligent healthcare platform underpins the United States healthcare system, benefiting all major healthcare stakeholders: commercial and governmental payers, employers, hospitals, physician practices, laboratories, pharmacies and consumers.

The company’s Intelligent Healthcare Network is the single largest financial and administrative healthcare network in the United States, reaching approximately 750,000 physicians, 105,000 dentists, 60,000 pharmacies, 5,000 hospitals, 600 vendors, 450 laboratories and 1,200 government and commercial payers, and allows the company to bring actionable data, analytics and insights to the healthcare ecosystem. The company’s network processed approximately 8.1 billion healthcare-related transactions, covering $1.2 trillion in claims, in 2014. The company has developed this network of payers and providers over 30 years and connects to virtually all private and government payers, claim-submitting providers and pharmacies in a hybrid cloud-based, user-centric and secure infrastructure environment.

“In today’s dynamic healthcare markets, we need to make it easier for our customers and prospective customers to understand who we are, the value of what we do and how we can help them address some of their most exciting opportunities and solve some of their most pressing issues,” said Tom McEnery, Chief Strategic Marketing Officer of Emdeon. “Our customers care deeply about improving quality and delivering a better experience for all participants across the healthcare landscape in a cost effective manner. Our new brand better reflects the way we serve our customers, as they seek partners who can deliver insights and solutions that lead to better business decisions in an ever-changing healthcare environment. As Change Healthcare, we can better deliver the full scope of our capabilities to our customers and focus on enabling smarter healthcare.”

According to McEnery, “We’ve worked closely with our customers, our team members and many others as we explored the best way to articulate the intent and ambition of this tremendous organization. The theme of ‘change’ in healthcare was a constant. Our customers want help in navigating change. And they want that help to be proactive, innovative and measurable in impact. Our team members are inspired by change and their role in helping our customers navigate the evolving healthcare landscape. Over time, it became clear that Change Healthcare is a robust articulation of our intent to help our customers and partners move forward in a positive and collaborative fashion.”

The migration to the new brand will begin in the fourth quarter of this year. “All migration activities and the timing of those activities will be handled in a transparent fashion with our customers and partners,” according to McEnery. “A number of our customers and partners were involved in the planning of this decision and our strategy incorporates their valuable input. Our number one priority is their needs, and we will execute this transition in a manner that addresses those needs.”

About Emdeon

Emdeon is a leading provider of software and analytics, network solutions and technology-enabled services that optimize communications, payments and actionable insights by leveraging its intelligent healthcare platform, which includes the single largest financial and administrative network in the United States healthcare system. Emdeon’s platform and solutions integrate and automate key functions of its payer, provider and pharmacy customers throughout the patient encounter, from consumer engagement and pre-care eligibility and enrollment through payment. By using Emdeon’s comprehensive suite of solutions, which are designed to easily integrate with existing technology infrastructures, customers are able to improve efficiency, reduce costs, increase cash flow and more efficiently manage complex workflows. For more information, visit emdeon.com.

Forward-Looking Statements

Statements made in this press release that express Emdeon’s or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. These statements often include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. Forward-looking statements may include information concerning Emdeon’s possible or assumed future results of operations, including descriptions of Emdeon’s revenues, profitability, outlook and overall business strategy. You should not place undue reliance on these statements because they are subject to numerous uncertainties and factors relating to Emdeon’s operations and business environment, all of which are difficult to predict and many of which are beyond Emdeon’s control. Although Emdeon believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect Emdeon’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Such factors related to Emdeon’s actual financial results or results of operations include: effects of competition, including competition from entities that are customers for certain of Emdeon’s solutions; Emdeon’s ability to maintain relationships with its customers and channel partners; Emdeon’s ability to effectively cross-sell its solutions to existing customers and to continue to generate revenue and maintain profitability by developing or acquiring and successfully deploying new or updated solutions; the anticipated benefits from acquisitions not being fully realized or not being realized within the expected time frames; and general economic, business or regulatory conditions affecting the healthcare information technology and services industries; as well as the other risks discussed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and elsewhere in Emdeon’s Annual Report filed on Form 10-K for the year ended December 31, 2014, as well as other reports filed by Emdeon with the Securities and Exchange Commission.

Forward-looking statements made by Emdeon herein, or elsewhere, speak only as of the date on which made. Emdeon expressly disclaims any intent, obligation or undertaking to update or revise any forward-looking statements made herein to reflect any change in Emdeon’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Emdeon

Media Contact

Ashley Sonn

615.932.3193

asonn@emdeon.com

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Julie Loftus Trudell

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